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                                   EXHIBIT 22
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                           SUBSIDIARIES OF REGISTRANT
Parent
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West Town Bancorp, Inc.


                                                             State of
Subsidiary                              Percentage Owned   Incorporation
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West Town Savings Bank                       100%             Illinois

West Town Insurance Agency, Inc. (1)         100%             Illinois



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(1)  First tier subsidiary of West Town Savings Bank.